                                                                    Exhibit 10.3


                  PURCHASE PRICE ADJUSTMENT MECHANISM AGREEMENT


         THIS PURCHASE PRICE ADJUSTMENT MECHANISM AGREEMENT is made as of the 6th day of April, 1998, by and between Patriot American Hospitality, Inc. (the "REIT"), Wyndham International, Inc. ("OPCO," and together with the REIT, the "Companies") and PaineWebber Financial Products Inc. ("PaineWebber") (the "Agreement").

         The purpose of this Agreement is to set forth the terms and conditions of the purchase price adjustment transaction (the "Transaction") entered into between PaineWebber and the Companies.

         IN CONSIDERATION of the mutual representations, warranties and covenants herein contained, and on the terms and subject to the conditions herein set forth, the Companies and PaineWebber hereby agree as follows:

Section 1.  Definitions and Other Provisions.

                  (a) Ability to Settle in Paired Shares. As of the date hereof, the Companies have not, and after the date hereof, the Companies will not, enter into any obligation that would contractually prohibit the Companies from delivering Paired Shares pursuant to Sections 3.2 or 5 of this Agreement.

         As used in this Agreement, the following terms shall have the meanings set forth below:

                  (b) Adjustment Shares. 5,150,000 Paired Shares, as may be adjusted from time to time pursuant to Section 1(c), reduced by the number of Settlement Shares that are the subject of Settlement.

                  (c) Certain Adjustments to Reference Price or Number of Adjustment Shares. In the event of:

                           (i) a subdivision, consolidation or reclassification of the Paired Shares, or a free distribution or dividend of any Paired Shares to all existing holders of Paired Shares by way of bonus, capitalization or similar issue; or

                           (ii) a distribution or dividend to all existing holders of Paired Shares of (A) additional Paired Shares or (B) other share capital or securities granting right to payment of dividends and/or the proceeds of liquidation of the Companies equally or proportionally with such payments to holders of Paired Shares, an adjustment shall thereupon be effected to the Reference Price and/or the Adjustment Shares at the time of such event with the intent that following such adjustment, the value of this Transaction is economically equivalent to the value immediately prior to the occurrence of the event causing the adjustment.

                  (d) Block Sale. Any one or more privately negotiated sales of the Paired Shares involving at least a block of such security (as defined in Rule 10b-18 under the Exchange Act).

                  (e) Business Day. Any day other than Saturday, Sunday, or any other day on which banking institutions in the State of New York are not open for business.

                  (f) Calculation Agent. PaineWebber, whose calculations and determinations shall be made in a reasonable manner and shall be binding in the absence of manifest error.

                  (g) Closing Price. The last sale price of the Paired Shares on the Relevant Exchange on the relevant date.

                  (h) Commission.  The Securities and Exchange Commission.

                  (i) Compounding Periods. Means each period commencing from and including:

                           (i) in the case of the first Compounding Period, the Effective Date and to but excluding the first Reset Date, and

                           (ii) for each period thereafter, a Reset Date and to but excluding the next following Reset Date.

                  (j) Date of Effectiveness. Means the date a resale registration statement covering any resales of the Purchase Shares, as defined in the Purchase Agreement, is declared effective under the Securities Act by the Commission.

                  (k) Distribution Amount. Means, on each Reset Date, an amount in U.S. Dollars equal to:

                           (i) the sum of all cash distributions paid on a single Paired Share during the relevant Compounding Period; plus

                           (ii) an amount representing interest that could have been earned on such distributions, at the USD LIBOR rate having a designated maturity of 1 month, plus Spread, for the period from the date that such distributions are received by PaineWebber, by a holder of such number of Paired Shares until such Reset Date.

                  (l) DRIP Distribution. Sales to any Distribution Reinvestment Plan now or hereafter established by the Companies, or to any agent acting on behalf of such Plan, for sale to participants in such Plan.

                  (m) Effective Date.  April 6, 1998.

                  (n) Exchange Act. The Securities Exchange Act of 1934, as amended.

                  (o) Exchange Trading Day. Each day on which the Relevant Exchange is open for trading.

                  (p) Execution Price.  $27.5625 per Paired Share.

                  (q) Gradual Market Distribution. An offering of the Paired Shares into the existing trading market for outstanding shares of the same class, at other than a fixed price, on or through facilities of a national securities exchange or to or through a market maker otherwise than on an exchange.

                  (r) Initial Price.  Means,

                           (i) for the first Compounding Period the Execution Price, and

                           (ii) for each subsequent Compounding Period, the Reference Price as calculated on or adjusted as of the Reset Date in the previous Compounding Period.

                  (s) Interim Settlement Amount. With respect to a given Reset Date or Settlement Date, means the amount (if any) by which the Reference Amount minus $5,000,000 exceeds the product of (x) the Closing Price and (y) the number of Adjustment Shares.

                  (t) Interim Settlement Shares. The Interim Settlement Amount divided by the Closing Price on the relevant Reset Date or Settlement Date, as the case may be.

                  (u) Maturity Date.  April 6, 1999.

                  (v) Paired Shares. Units consisting of one share of common stock, $.01 par value per share, of the REIT and one share of common stock, par value $.01 per share, of OPCO, which shares are paired and traded as a unit.

                  (w) Reference Amount. On any date, the Reference Price multiplied by the Adjustment Shares or Settlement Shares, as applicable.

                  (x) Reference Price. On each Reset Date, the Reference Price shall be determined by:

                           (i) compounding the Initial Price for each Compounding Period at USD LIBOR rate plus Spread for a designated maturity of 1 month (Actual/360 day count fraction) to such Reset Date and

                           (ii) subtracting the Distribution Amount at that
date.

                  (y) Relevant Exchange. Means, with respect to any Exchange Trading Day, the principal Stock Exchange on which the Paired Shares are traded on that day.

                  (z) Reset Date. Means, through the final Settlement Date, (i) the last day of each three-month period, beginning on June 30, 1998 (provided, that if such day is not a Business Day then the Reset Date shall be the next Business Day) and (ii) as to any Settlement Shares, each Settlement Date.

                  (aa) Securities Act.  The Securities Act of 1933, as amended.

                  (bb) Settlement.  Has the meaning set forth in Sections 3.1,
4.1 or 4.2, as applicable.

                  (cc) Settlement Amount. The net sales proceeds realized by or on behalf of PaineWebber for all sales of Paired Shares in connection with any Settlement, calculated as follows:

                           (i) if the manner of Settlement Sale pursuant to
                           Section 3.1 is an Underwritten Secondary Offering, the Settlement Amount will equal the gross proceeds realized, net of a negotiated underwriting discount;

                           (ii) if the manner of Settlement Sale pursuant to
                           Section 3.1 is a Block Sale, the Settlement Amount will equal the gross sales proceeds realized, net of a negotiated spread;

                           (iii) if the manner of Settlement Sale pursuant to
                           Section 3.1 is a Gradual Market Distribution, the Settlement Amount will equal the gross sales proceeds realized from sales to the market over the period of the distribution, net of a resale spread of 50 basis points;

                           (iv) if the manner of Settlement Sale pursuant to
                           Section 3.1 is a DRIP Distribution, the Settlement Amount will equal the gross sales proceeds realized from sales to any Purchase Agent for a Company Distribution Reinvestment Plan, net of a resale spread of 50 basis points;

                  (dd) Settlement Date. The date on which, in accordance with standard market practice, the Paired Shares have been delivered and all funds received in respect of any Settlement in accordance with Sections 3.2, 4.1 or 4.2.

                  (ee) Settlement Shares. The number of Adjustment Shares subject to Settlement.

                  (ff) Spread.  140 basis points.

                  (gg) Stock Exchange. Means the New York Stock Exchange, the American Stock Exchange or NASDAQ.

                  (hh) Underwritten Secondary Offering. An underwritten fixed price offering of Paired Shares.

                  (ii) USD LIBOR. The London Inter Bank Offered Rate in respect of U.S. Dollars for the designated maturity as quoted on Page 3750 on the Telerate Service (or such other page as may replace Page 3750 on that service) as of 11:00 a.m., London time, on the date on which it is to be determined.

Section 2.  Representations and Warranties.

         The representations and warranties of the Companies in Section 4 of the Purchase Agreement, dated as of April 6, 1998 (the "Purchase Agreement"), among the Companies and PaineWebber are hereby incorporated by reference herein, and the Companies hereby so represent and warrant to PaineWebber. The provisions of
Section 6 of the Purchase Agreement shall also be applicable to any Paired Shares delivered to PaineWebber under this Agreement.

Section 3.  Settlement.

         3.1  Settlement Sale.

         On any Reset Date, or on any other Exchange Trading Date agreed to by both parties (in which case, the related Settlement (as defined below) will include standard market interest breakage fees), up to and including the Maturity Date, the Companies may give telephonic notice to PaineWebber to settle, and PaineWebber shall settle, in a commercially reasonable manner (which may require sales over a period of more than 1 day), all or a portion of the Adjustment Shares ("Settlement"), as specified by the Companies, through the sale of not more than the number of Paired Shares, the sale of which would, based on PaineWebber's commercially reasonable judgement, result in a Settlement Amount equal to up to 105% of the Reference Amount with respect to the Settlement Shares on the Settlement Date, in any of the manners set forth below, as specified by the Companies (the "Settlement Sale"):

                           (i) an Underwritten Secondary Offering (for which the Companies shall provide at least 21 Business Days prior notice to PaineWebber);

                           (ii) a Block Sale (for which the Companies shall provide at least 3 Business Days prior notice to PaineWebber);

                           (iii) a Gradual Market Distribution (for which the Companies shall provide at least 2 Business Days prior notice to PaineWebber); or

                           (iv) a DRIP Distribution (for which the Companies shall provide at least 2 Business Days prior notice to PaineWebber).

         Upon the Maturity Date, if the Companies do not specify a manner of sale, a Gradual Market Distribution shall be used. Notwithstanding the foregoing, if the manner of sale for any Settlement Sale is a Gradual Market Distribution and such Gradual Market Distribution is continuing three months following the Maturity Date, PaineWebber may discontinue such Gradual Market Distribution and sell such Paired Shares in any manner set forth above. Settlement procedures with respect to any Settlement shall begin as soon as commercially practicable, as determined by PaineWebber, after PaineWebber receives notice from the Companies and no later than the first Exchange Trading Day so specified in the notice from the Companies, subject to the notice requirements of Sections 3.1(i)-(iv) (unless such notice requirements have been waived by PaineWebber), unless otherwise agreed by the Companies and PaineWebber.

         3.2  Settlement.

                  (a) If, on the Settlement Date, the Settlement Amount is greater than the Reference Amount with respect to the Settlement Shares (the amount of such difference, a "Surplus"), PaineWebber will, at its option, pay the Companies an amount in cash or Paired Shares (valued on a per share basis equal to the Settlement Amount divided by the number of Paired Shares sold) equal to the Surplus; provided that the Companies may elect to apply the Surplus towards effecting Settlement of all or a portion of the number of Adjustment Shares equal to the Surplus divided by the Reference Price on the Settlement Date.

                  (b) If the number of Paired Shares sold by PaineWebber pursuant to Section 3.1, 4.1 or 4.2 is greater than the number of Settlement Shares, the Companies shall deliver to PaineWebber, on the Settlement Date, a number of Paired Shares equal to the difference (the "Additional Shares"). If the number of Paired Shares sold by PaineWebber pursuant to Section 3.1, 4.1 or
4.2 is less than the number of Settlement Shares, PaineWebber shall deliver to the Companies, on the Settlement Date, a number of Paired Shares equal to the difference.

                  (c) In all events, PaineWebber will pay to the Companies an amount equal to all cash distributions payable to holders of the number of Paired Shares equal to the number of the Settlement Shares, which cash distributions are paid to PaineWebber after the Settlement Date, on the Business Day after the relevant distribution is made.

                  (d) If PaineWebber, in connection with any Settlement, receives net sales proceeds, as calculated pursuant to the definition of Settlement Amount, from the sale of Paired Shares prior to the applicable Settlement Date, PaineWebber, on the Settlement Date, shall pay the Companies an amount in cash representing interest that could have been earned on such net sales proceeds at the USD LIBOR rate having a designated maturity of 1 month, plus Spread, for the period from the date that such net sales proceeds are received by PaineWebber until such Settlement Date.

Section 4.  Price Decline Termination Event and Cross Default Settlement.

         4.1  Price Decline Termination Event Sale.

         If the Closing Price on any Exchange Trading Day falls below any Termination Price listed in the following schedule ("Price Decline Termination Event"), PaineWebber may settle, in a commercially reasonable manner (which may require sales over a period of more than 1 day) following notice to the Companies, up to the percentage of the Adjustment Shares indicated in the table below ("Settlement") through the sale of not more than the number of Paired Shares, the sale of which would, based on PaineWebber's commercially reasonable judgement, result in a Settlement Amount equal to up to 105% of the Reference Amount with respect to the Settlement Shares on the Settlement Date, in any manner specified in Section 3.1. The Companies shall specify a manner of sale within one (1) Business Day following notice by PaineWebber to the Companies. If the percentage of Adjustment Shares to be settled pursuant to this Section 4.1 is 100% or if the Companies do not specify a manner of sale, PaineWebber shall have the option to specify the manner of sale. PaineWebber may, at its sole discretion, waive any or all notice provisions in Section 3.1.


            Percentage of Adjustment
              Shares to be Settled         Termination Price
            ------------------------     ----------------------


                       50%               75% of Execution Price

                       100%              65% of Execution Price



Settlement procedures pursuant to this Section 4.1 shall be in accordance with
Section 3.2 and shall commence on the date specified by PaineWebber.

         4.2  Cross Default Settlement.

                  (a) "Cross Default" means (i) the occurrence of a default or event of default under any of the Companies' unsecured and/or recourse lending agreements involving indebtedness of either Company in excess of $25 million or any other unsecured and/or recourse payment obligation of either Company in excess of $25 million (each, a "Subject Indebtedness") that has not been cured within five (5) days (in the case of a default or event of default involving a covenant of a financial nature) or fifteen (15) days (in the case of any other default or event of default) following the later of the date of occurrence of such default or event of default and the end of any cure period provided in such lending agreement, or (ii) a holder of any of the Companies' Subject Indebtedness provides notice to either of the Companies pursuant to such Subject Indebtedness to accelerate the maturity of such Subject Indebtedness.

                  (b) Upon the occurrence of a Cross Default, PaineWebber may sell all the Adjustment Shares plus all of the Interim Settlement Shares in any manner(s) and at any time it deems appropriate (a "Settlement"). Any Settlement procedures in connection with this Section 4 shall commence on the date specified by PaineWebber and in any of the manners set forth in Section 3.1 as determined by PaineWebber at is sole discretion, and shall be in accordance with
Section 3.2.

Section 5.  Interim Settlements.

         5.1  Interim Settlement Account.

         Within 5 Business Days following each Reset Date or Settlement Date, the Companies shall deliver the Interim Settlement Amount in Interim Settlement Shares to PaineWebber or its agent for deposit in a collateral account in the name of the Company at PaineWebber or a custodian or depository designated by PaineWebber (the "Interim Settlement Account"). Interim Settlement Shares delivered shall be the subject of a registration statement covering any sale of such Interim Settlement Shares by PaineWebber that has been declared effective under the Securities Act by the Commission (an "Effective Registration Statement"). All Interim Settlement Shares shall be registered in the stock register of the Companies as instructed by PaineWebber and shall be held by PaineWebber or a custodian or depository designated by PaineWebber. If the Companies are unable to deliver Interim Settlement Shares in accordance with the preceding two sentences, the Companies shall deliver cash collateral in an amount equal to the Interim Settlement Amount. On any Reset Date or Settlement Date, if Interim Settlement Shares are held by PaineWebber, PaineWebber shall deliver to the Companies within five (5) Business Days after such Reset Date, the amount in cash or Interim Settlement Shares by which the value in Interim Settlement Shares held by PaineWebber (valued at the Closing Price on such Reset
Date) plus any cash amounts in the collateral account exceeds the Interim Settlement Amount. Distributions on the Interim Settlement Shares will be deposited in the collateral account at PaineWebber or a custodian or depositary designated by PaineWebber. The cash amounts in the collateral account will earn interest at the USD LIBOR rate having a designated maturity of 1 month plus Spread. If the Companies shall fail to deliver sufficient Additional Shares pursuant Section 3.2(b), PaineWebber may, at its discretion, apply the Interim Settlement Shares or cash in the Interim Settlement Account to satisfy such deficiency. Upon final Settlement, PaineWebber shall immediately release all claims to cash and Interim Settlement Shares held in the collateral account (including interest earned thereon) and deliver such amounts and all Interim Settlement Shares, free and clear of any security interest, lien, encumbrance or other restrictions, to the Companies.

         5.2  Use of Interim Settlement Shares.

         The PaineWebber Parties (as defined in the Purchase Agreement) will, notwithstanding Section 9-207 of the New York Uniform Commercial Code, have the right to pledge, rehypothecate, or assign, any Interim Settlement Shares it holds, free from any claim of right of any nature whatsoever of the Companies, including any equity or right of redemption by the Companies.

Section 6.  Certain Covenants and Other Provisions.

         6.1  Par Value.

         PaineWebber shall pay to the Companies $.02 par value per share for each Paired Share delivered to PaineWebber pursuant to this Agreement.

         6.2  Allocation of Payments by PaineWebber.

         When making any payment to the Companies pursuant to this Agreement, PaineWebber shall allocate such payment between the REIT and OPCO in the manner specified by the Companies.

         6.3  Purchase Price Adjustment Treatment.

         The Companies and PaineWebber agree, to the extent relevant to their respective business and commercial activities and in the absence of an administrative determination or judicial ruling to the contrary, to treat for United States federal income tax and financial accounting purposes payments and deliveries made under this Agreement as adjustments to the purchase price paid for the Purchase Shares pursuant to Section 2 of the Purchase Agreement.

         6.4  Resale Registration Statement.

         Any Paired Shares delivered by the Companies to PaineWebber pursuant to this Agreement shall be the subject of a resale registration statement that has been declared effective under the Securities Act by the Commission (an "Effective Resale Registration Statement"). The Companies further agree that they will cause any resale registration statement to remain in effect until the earliest of the date on which (i) the final Settlement, or (ii) PaineWebber has advised the Companies that it no longer requires that such registration be effective. The provisions of Section 5.2 and Section 7.2 of the Purchase Agreement shall be deemed to apply to any resale registration statement filed by the Companies pursuant to this Agreement.

         6.5  Delivery of Paired Shares.

         The Companies covenant and agree with PaineWebber that Paired Shares delivered by the Companies pursuant to settlement events in accordance herewith will be duly authorized, validly issued, fully paid and nonassessable. The issuance of such Paired Shares will not require the consent, approval, authorization, registration, or qualification of any government authority, except such as shall have been obtained on or before the delivery date to PaineWebber in connection with any registration statement filed with respect to any Paired Shares.

         6.6  Securities Law Compliance.

         Each party agrees that it will comply, in connection with this Transaction and all related or contemporaneous sales and purchases of the Companies' Paired Shares, with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder.

         6.7  Regulatory Compliance.

         Each party agrees that if the delivery of Paired Shares upon settlement is subject to any restriction imposed by a regulatory authority, it shall not be an event of default, and the parties will negotiate in good faith a procedure to effect settlement of such shares in a manner which complies with any relevant rules of such regulatory authority and which is satisfactory in form and substance to their respective counsel, subject to Section 6.2 of this Agreement and Section 7 of the Purchase Agreement. Each party further agrees that any sale pursuant to Section 3.1, 4.1 or 4.2 may be delayed or postponed if, in PaineWebber's judgement, such delay or postponement is necessary to comply with the requirements of applicable law or regulation.

         6.8  Settlement Transfer.

         All settlements shall occur through The Depository Trust Company or any other mutually acceptable depository.

         6.9  Trading Authorization.

         The following individual and/or any individual authorized in writing by the respective Treasurers of the Companies is authorized by the Companies to provide trading instructions to PaineWebber with regard to this transaction.

                                 For the REIT:

                              William W. Evans III

                                    For OPCO:

                              William W. Evans III

         The address, telephone number and facsimile number of William W. Evans
III: c/o Patriot American Hospitality, Inc., 590 Madison Avenue, 22nd Floor, New York, New York 10022, telephone: (212) 521-1480, and facsimile: (212) 355-7772.

         6.10  Joint and Several Liability.

         Each of REIT and OPCO will be jointly and severally liable for all the obligations of REIT and OPCO hereunder. References in this Agreement to "a party" or words of such import, shall be deemed to refer to PaineWebber, individually, on the one hand, or to REIT and OPCO, individually and collectively, on the other hand.

         6.11  Currency.

         All cash amounts required to be paid under this Agreement shall be in United States Dollars.

         6.12  Expenses.

         If either the Companies, on the one hand, or PaineWebber, on the other hand, is in default of its obligations under this Agreement, such party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement in connection with any default, including, but not limited to, costs and collection.

         6.13  Tax Matters.

         If either of the Companies merges with a non-U.S. entity, the Companies agree to enter into a standard and customary provision dealing with taxes.

Section 7.  General Provisions.

         7.1  Specific Performance.

         The parties acknowledge and agree that the failure of the Companies, on the one hand, or PaineWebber, on the other hand, to deliver Paired Shares in accordance with the provisions hereof would result in damage to the other party that could not be adequately compensated by a monetary award. The parties therefore agree that, if either party fails to deliver Paired Shares in accordance with the provisions hereof, the other party may, in addition to all other remedies, seek an order of specific performance from a court of appropriate jurisdiction.

         7.2  Governing Law.

         The Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine.

         7.3  Jurisdiction.

         With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:

                  (a) submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City; and

                  (b) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

         7.4  Waiver of Jury Trial.

         Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any Proceedings. Each party (i) certifies that no representative, agent or attorney or other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications set forth above in this Section.

         7.5  Notices.

         All notices, requests, claims, demands and other communications under this Agreement shall be in writing or by facsimile and shall be deemed given if delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):


                  (a)      if to PaineWebber, to

                           PaineWebber Financial Products Inc.
                           1285 Avenue of the Americas, 19th Floor
                           New York, NY 10019

                           Telefax: (212) 713-7949

                           Attention: Terrence E. Fancher

                           with a copy to:

                           Cravath, Swaine & Moore
                           Worldwide Plaza
                           825 Eighth Avenue
                           New York, NY 10019
                           Telefax: (212) 474-3700

                           Attention: Daniel P. Cunningham, Esq.

                  (b)      if to the Companies, to

                           Patriot American Hospitality, Inc.
                           Wyndham International, Inc.
                           1950 Stemmons Freeway
                           Suite 6001
                           Dallas, TX 75207
                           Telefax: (214) 863-1986

                           Attention: John Bohlmann, Esq.

                           with a copy to:

                           Goodwin, Procter & Hoar LLP
                           Exchange Place
                           Boston, MA 02109
                           Telefax: (617) 523-1231

                           Attention: Martin Carmichael III, P.C.

         7.6  Interpretation.

         When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         7.7  Counterparts.

                  (a) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

                  (b) This Agreement shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         7.8  Entire Agreement; No Third-Party Beneficiaries.

         This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and is not intended to confer upon any person other than the parties any rights or remedies.

         7.9  Assignment.

         Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         7.10  Amendments.

         No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties.

         7.11  No Waiver of Rights.

         A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise of that right, power or privilege or the exercise of any other right, power or privilege.

                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


                                          PATRIOT AMERICAN HOSPITALITY,
                                             INC.

                                          By:-----------------------------
                                             Name:
                                             Title:


                                          WYNDHAM INTERNATIONAL, INC.

                                          By:-----------------------------
                                             Name:
                                             Title:


                                          PAINEWEBBER FINANCIAL
                                             PRODUCTS INC.

                                          By:-----------------------------
                                               Name:
                                               Title: